SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549



                                 Form 8-K


              Current Report Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       March 9, 1994
                                                 ------------------------

                          Micron Technology, Inc.
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          (Exact Name of Registrant as Specified in its Charter)



           Delaware              1-10658             75-1618004
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       (State or other         (Commission        (I.R.S. Employer
       jurisdiction of         File Number)      Identification No.)
        incorporation)



    2805 East Columbia Road, Boise, Idaho            83706-9698
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  (Address of Principal Executive Offices)           (Zip Code)



Registrant's telephone number, including area code  (208)368-4000
                                                   ----------------


                                   N/A
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     (Former name or former address, if changed since last report)

Item 5.     Other events
            ------------

     See attached press release, dated March 9, 1994, announcing a patent cross-licensing agreement with Texas Instruments, Inc. of Dallas, Texas, involving the semiconductor patents of the two companies and their subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Micron Technology, Inc.
                                       -------------------------------
                                                 (Registrant)


 March 9, 1994                       By        Reid N. Langrill
- ---------------                         ------------------------------
                                        Vice President, Finance; Chief
                                        Financial Officer and Treasurer

                                 MICRON
                             Technology, Inc.
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                                                        NEWS RELEASE
FOR IMMEDIATE RELEASE

Contact:  Kipp Bedard
          Micron Technology, Inc.
          (208) 368-4400

        MICRON TECHNOLOGY, INC., ANNOUNCES PATENT CROSS-LICENSE
        -------------------------------------------------------
                 AGREEMENT WITH TEXAS INSTRUMENTS, INC.
                 --------------------------------------

     Boise, Idaho, March 9, 1994--Micron Technology, Inc., today announced that it has entered into a patent cross-licensing agreement with Texas Instruments, Inc., of Dallas, Texas, involving the semiconductor patents of the two companies and their subsidiaries. As a result of this agreement, the various patent lawsuits between Micron Semiconductor, Inc., and Texas Instruments (TI) in Idaho, Texas, and Delaware have been settled.

     Similar to a prior cross-license agreement between the parties which expired in 1992, Micron will pay ongoing royalties to TI based on sales of DRAMs and other semiconductor devices. The company has accrued a sufficient amount to pay the royalties related to sales for periods from expiration of the previous cross-license to the date of settlement.

     Micron Technology, Inc., based in Boise, Idaho, is a holding company whose common stock is traded on the New York Stock Exchnage, Inc. (NYSE) under the symbol MU. The company's primary subsidiary, Micron Semiconductor, Inc., manufactures and market DRAMs, fast SRAMs, and other semiconductor products.